Fifth Street Senior Floating Rate Corp. Strengthens Senior Leadership

GREENWICH, CT, September 12, 2014 – Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR) (“FSFR”) announced that its Board of Directors has promoted Ivelin M. Dimitrov to Chief Executive Officer from President and Chief Investment Officer, while also appointing him as a member of the Board of Directors. Additionally, the Board appointed industry veteran Todd G. Owens as President and Douglas F. Ray as an independent director to serve on the Board of Directors in a newly created seat. Leonard M. Tannenbaum, who stepped down as a director, Vice Chairman of the Board of Directors and CEO, will continue to serve as CEO of Fifth Street Finance Corp. (NASDAQ:FSC) (“FSC”) and Fifth Street Management LLC, FSFR’s and FSC’s investment adviser.

“These strategic appointments provide FSFR with a strong team to manage the company’s recent gains in size and scale,” said Leonard M. Tannenbaum, adding, “Ivelin is deeply familiar with the company’s investment activities through his roles as President and Chief Investment Officer and can utilize that experience as he continues to grow FSFR into a market leader. After working with Ivelin for almost 10 years, I believe this transition reflects both confidence in Ivelin’s leadership, as well as the depth and breadth of our team.”

Mr. Dimitrov joined Fifth Street in May 2005 and is a partner and investment committee member of Fifth Street Management. He is also a member of FSC’s Board of Directors and Chairman of the Board of Directors of Healthcare Finance Group, LLC, a portfolio company of FSC.

Mr. Owens is a 24-year veteran of Goldman, Sachs & Co. and brings with him a breadth of experience in a number of financial service sectors including commercial finance, asset management, alternative asset management, commercial banking and business development companies. At Goldman Sachs, Mr. Owens served in various roles including Head of the West Coast Financial Institutions Group, Head of the Specialty Finance Group and was a senior member of its Bank Group. Mr. Owens’ appointment will take effect on September 29, 2014.

Mr. Ray, a member of the Board of Directors of FSC since December 2007, currently serves as President of Seavest Inc., a private investment and wealth management firm based in White Plains, NY. Mr. Ray brings with him a deep expertise in acquiring, developing, financing and managing a diverse portfolio of real estate investments. Mr. Ray has also served on the Board of Directors of Nat Nast, Inc., a luxury men’s apparel company.

About Fifth Street Senior Floating Rate Corp.

Fifth Street Senior Floating Rate Corp. is a specialty finance company that provides financing solutions in the form of floating rate senior secured loans to mid-sized companies, primarily in connection with investments by private equity sponsors. FSFR’s investment objective is to maximize its portfolio’s total return by generating current income from its debt investments while seeking to preserve its capital. The company has elected to be regulated as a business development company and is externally managed by Fifth Street Management LLC, an SEC-registered investment adviser and leading alternative asset manager with over $5 billion in assets under management. With a track record of more than 16 years, Fifth Street’s nationally recognized platform has the ability to hold loans up to $250 million and structure and syndicate transactions up to $500 million. Fifth Street received the 2014 ACG New York Champion’s Award for “Senior Lender Firm of the Year” and was named both 2013 “Lender Firm of the Year” by The M&A Advisor and “Lender of the Year” by Mergers & Acquisitions. FSFR’s website can be found at fsfr.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the company. Words such as “believes,” “expects,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:
Robyn Friedman, Vice President, Investor Relations
(203) 681-3720
ir@fifthstreetfinance.com

Media Contact:
Nick Rust
Prosek Partners
(212) 279-3115 ext. 252
pro-fifthstreet@prosek.com